Exhibit 99.2

WULF Compute Signs 1 0 - Year AI Hosting Agreement with Fluidstack 20 0+ MW Hyperscale Colocation at Lake Mariner | ~$ 3.7 Billion in Contracted Revenue Deal Announcement | August 2025

SAFE HARBOR STATEMENT

This presentation is for informational purposes only and contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) our ability to attract additional customers to lease our HPC data centers; (3) our ability to perform under our existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; (10) operational and financial risks associated with the expansion of the Lake Mariner data center; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

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Transaction Overview

WULF Compute Signs 10-Year Lease with Fluidstack

200+ MW
Critical IT Load
Under Contract at Lake Mariner
(CB-3 & CB-4)

~$3.7Bn
Contract Value
Over Initial 10-Year Terms

10-Year
Extension Options
Could Add Additional $5Bn
in Revenue

Google

8.0% Stake in WULF
Structured for Benefit of
Lenders During Construction

Backstops $1.8Bn
of Fluidstack Obligations in
Support of Project Debt

Fluidstack has 30-day exclusivity for CB-5, adding potential 160 MW Critical IT Load

200+ MW contracted capacity to be delivered by YE 2026



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Strategic Significance

Transformational Agreement with Tier 1 Counterparties

Tenant Significance

- Secures **Fluidstack**, a premier AI cloud platform that builds and operates HPC clusters for some of the world's largest companies

Partnership Depth

- **Google** to provide $1.8Bn backstop of **Fluidstack** obligations in support of project debt

Growth Potential

- **Fluidstack exploring major near-term expansion at Lake Mariner, underscoring strong tenant confidence**

Strengthens TeraWulf's Strategic Positioning

- Demonstrates hyperscaler-grade infrastructure readiness
- Forms long-term alignment with major AI ecosystem players
- TeraWulf orchestrates the integration of capital, compute infrastructure and grid-scale energy to deliver complex AI projects across multiple counterparties



Sean Farrell, Chief Operating Officer

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Compelling Economics 5 Highly Predictable, High - Margin Revenue Efficient Cost Structure » ~$370MM average annual contracted revenue » Expected to generate ~$315MM of annual site Net Operating Income (“NOI”) (~85% site NOI margin) » Modified gross lease structure with annual escalators » Capex of $8 - $10MM per MW of critical IT load » Low - cost, largely zero - carbon power, 100% passed - through to tenant

Purpose-Built, Predominantly Zero-Carbon Infrastructure

Lake Mariner is a World-Class Data Center Campus

Hyperscale-Ready Digital Infrastructure in Western NY

- **500 MW power available**, plus another 250 MW pending regulatory approval (750 MW total)
- **Dual 345 kV transmission feeds**; designed with no reliance on diesel backup generators
- Closed-loop cooling; **no reliance on lake or utility water**
- Located in Western New York: **89% zero-carbon grid**





VT
NH
Toronto
NY
0.98ms
3.68ms
MA
Boston
• Buffalo
CT
NYC
3.18ms
PA
NJ

Legend: ★ Lake Mariner ● Internet Exchange Point (IXP)

- Sub-2ms to **Toronto**, <6.5ms to **NYC**, <8ms to **Boston**
- **Ideal for real-time inference** and LLM workloads

Low-Latency to Major Data Hubs

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Long-Term Partnership Formed with Fluidstack

A Premier AI Cloud Platform Provider

Key Leadership



César Maklary
Co-Founder & President

Prior to co-founding Fluidstack, worked as a Formula 1 engineer



Gary Wu
Co-Founder & CEO

Co-founded Fluidstack while a student at Oxford University



Rob Perdue
COO

Former COO of The Trade Desk

Company Snapshot

Fluidstack is a high-performance cloud platform designed for the world's most ambitious technology companies.

Founded in 2017 at Oxford University, Fluidstack powers leading innovators such as Moonvalley, Character.AI, Poolside, and Black Forest Labs. Fluidstack provides rapid access to exascale compute—often within days—enabling seamless, multi-thousand-GPU training and large-scale workloads.

Recent News

- *Fluidstack to Build 1 GW AI Supercomputer in France* (Feb '25)
- *Fluidstack partners with Nvidia, Borealis, and Dell for exascale GPU clusters* (March '25)
- *Fluidstack and Macquarie Announce GPU Financing Deal* (April '25)

Trusted by Global Technology Leaders

poolside | NVIDIA | character.ai
Meta | Black Forest Labs
SKILD AI | 1X | Cognition
MOONVALLEY | ALEPH ALPHA
kyutai | ZYPHRA | SAMSUNG
hedra | synthesia
Reka | krisp | Honeywell

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